As Filed With the Securities and Exchange Commission on October 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXACT SCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	02-0478229
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

441 Charmany Drive
Madison, WI 53719	53719
(Address of principal executive offices)	(Zip Code)

EXACT SCIENCES CORPORATION 2010 OMNIBUS LONG-TERM INCENTIVE PLAN (AS
AMENDED AND RESTATED EFFECTIVE APRIL 28, 2015)

EXACT SCIENCES CORPORATION 2015 INDUCEMENT AWARD PLAN

(Full title of the plan)

D. Scott Coward

Senior Vice President, General Counsel

Exact Sciences Corporation

441 Charmany Drive

Madison, WI 53719

(Name and address of agent for service)

(608) 284-5700

(Telephone number, including area code,

of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015) Common Stock, par value $0.01 per share	8,360,000	$8.09	$67,632,400	$6,811
2015 Inducement Award Plan Common Stock, par value $0.01 per share	315,000	$8.09	$2,548,350	$257

(1)         In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices for the Common Stock on October 27, 2015 as reported on The Nasdaq Capital Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The information required by this Item 1 is omitted from the registration statement in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

The information required by this Item 2 is omitted from this registration statement in accordance with Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents have been filed by Exact Sciences Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) and are incorporated herein by reference:

•                  Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on February 27, 2015;

•                  Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed on May 4, 2015;

•                  Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed on July 31, 2015;

•                  Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed on October 30, 2015;

•                  Current Reports on Form 8-K filed on February 6, 2015, February 10, 2015, July 23, 2015 and July 24, 2015 (other than the portions of those documents furnished but deemed not to have been filed); and

•                  The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on December 26, 2000, including any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.  The Company is not incorporating by reference any documents or portions thereof that are not considered to be “filed” with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (“DGCL”), provides, among other things, that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company’s certificate of incorporation provides that, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a known violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper impersonal benefit. In addition, the certificate of incorporation of the Company provides that the Company shall indemnify each person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, one of the Company’s directors or officers or is or was serving, or has agreed to serve, at the Company’s request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

All of the Company’s directors and officers are covered by insurance policies maintained by the Company against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

Item 9.  Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on October 30, 2015

EXACT SCIENCES CORPORATION

By	/s/ Kevin T. Conroy
Kevin T. Conroy
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kevin T. Conroy and Maneesh K. Arora his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all parties, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Kevin T. Conroy	President and Chief Executive Officer	October 30, 2015
Kevin T. Conroy	(Principal Executive Officer) and Chairman of the Board

/s/ Maneesh K. Arora	Senior Vice President and Chief Operating Officer and Director	October 30, 2015
Maneesh K. Arora

/s/ William J. Megan	Senior Vice President, Finance	October 30, 2015
William J. Megan	(Principal Financial Officer)

/s/ Thomas D. Carey	Director	October 30, 2015
Thomas D. Carey

/s/ James E. Doyle	Director	October 30, 2015
James E. Doyle

/s/ Daniel J. Levangie	Director	October 30, 2015
Daniel J. Levangie

/s/ Katherine Napier	Director	October 30, 2015
Katherine Napier

/s/ Lionel N. Sterling	Director	October 30, 2015
Lionel N. Sterling

/s/ David A. Thompson	Director	October 30, 2015
David A. Thompson

/s/ Michael S. Wyzga	Director	October 30, 2015
Michael S. Wyzga

FORM S-8

REGISTRATION STATEMENT

EXACT SCIENCES CORPORATION

EXHIBITS

Item 8

EXHIBIT INDEX

Exhibit
Number	Description

4.1

Sixth Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.3 to our Registration Statement on Form S-1 (File No. 333-48812), which is incorporated herein by reference)

4.2

First Amendment to Sixth Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Appendix A to the Definitive Proxy Statement for the Registrant’s 2014 Annual Meeting of Stockholders filed on June 20, 2014, which is incorporated herein by reference)

4.3

Second Amended and Restated By-Laws of the Registrant, dated October 27, 2015 (previously filed as Exhibit 3.3 to the Registrant’s Report on Form 10-Q for the period ended September 30, 2015, which is incorporated herein by reference)

4.4

Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015) (previously filed as Appendix A to the Definitive Proxy Statement for the Registrant’s 2015 Annual Meeting of Stockholders filed on April 30, 2015, which is incorporated herein by reference)

4.5	2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015) Form Restricted Stock Unit Award Agreement, filed herewith

4.6	2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015) Form Restricted Stock Award Agreement, filed herewith

4.7	2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015) Form Stock Option Award Agreement, filed herewith

4.8	Exact Sciences Corporation 2015 Inducement Award Plan, filed herewith

4.9	2015 Inducement Award Plan Form Restricted Stock Unit Award Agreement, filed herewith

5	Opinion of K&L Gates LLP, filed herewith

23.1	Consent of Independent Registered Public Accounting Firm, filed herewith

23.2	Consent of K&L Gates LLP (contained in Exhibit 5), filed herewith

24	Power of Attorney (see page 5)